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                                                               Exhibit 10




                              THIRTEENTH AMENDMENT

                                       TO

                           REVOLVING CREDIT AGREEMENT


  Thirteenth Amendment to Revolving Credit Agreement (this "Amendment"), dated as of January 21, 1994, in respect of and to that certain Revolving Credit Agreement, dated as of April 29, 1992 (as amended by this Amendment and as the same shall have been heretofore or shall be hereafter amended, modified or supplemented, the "Credit Agreement", and the terms defined therein and not otherwise defined herein being used herein as therein defined), among Geneva Steel Company, a Utah corporation (the "Borrower"), the lenders party thereto (the "Lenders"), Citibank, N.A., as Issuer (the "Issuer") and Citicorp USA, Inc., as Agent for the Lenders (the "Agent").

                             W I T N E S S E T H :

  WHEREAS, the Borrower desires to incur senior Indebtedness in an aggregate principal amount not in excess of $190,000,000, to be evidenced by the Prepayment Senior Notes, the proceeds of which will be used, in part, to prepay in full all Indebtedness outstanding under the Existing Financing Agreements and the payment of costs, fees and expenses in connection therewith; and

  WHEREAS, to allow the Borrower to (a) incur Indebtedness evidenced by the Prepayment Senior Notes (the "Prepayment Debt Incurrence"), and (b) consummate the transactions contemplated in connection therewith, the Borrower has requested that the Credit Agreement be amended in certain respects; and

  WHEREAS, the Lenders, the Issuer and the Agent are willing to amend the Credit Agreement, but only on the terms and subject to the conditions set forth herein;

  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

  SECTION 1. Amendments to Credit Agreement. Subject to and upon the satisfaction of each of the conditions set forth in Section 2 of this Amendment, the Credit Agreement is amended, as of the Effective Date (as defined in Section 2.1 of this Amendment), as follows:
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  1.1.  Section 1.1 of the Credit Agreement is amended as follows:

  (a) by adding the following definitions in the appropriate alphabetical order:

   "Coverage Ratio" means the ratio of (a) EBITDA less Maintenance Capital Expenditures to (b) the sum of Cash Interest Expense, Mandatory Principal Cash Repayments and dividends actually paid in cash on any outstanding equity securities of the Borrower.

   "Maintenance Capital Expenditures" means $1,666,666.67 per month.

   "Mandatory Principal Cash Repayments" means, with respect to any Indebtedness, any repayments (excluding redemptions, prepayments and defeasance of any outstanding Indebtedness of the Borrower under the Existing Financing Agreements, together with the payment of any related fees, penalties, premiums, make-whole amounts and accrued interest with respect thereto, effected solely with the proceeds received by the Borrower from its issuance of the Prepayment Senior Notes, and excluding the repayment of any amounts advanced to the Borrower pursuant to this Agreement) of the principal amount of such Indebtedness required to be made in any given period pursuant to the terms of the Indebtedness.

  (b) by amending the definition of the term "Prepayment Senior Notes" by deleting therefrom the words "of up to $150,000,000" and inserting in lieu thereof the words "not in excess of $190,000,000".

  (c) by amending the definition of the term "Revolving Credit Commitment" by inserting at the end thereof the following: "; provided, however, that the amount determined pursuant to clauses (a), (b) or (c) above, as appropriate, shall be (i) decreased (but not below $25,000,000, except as provided in Section 2.4) by the amount by which the outstanding aggregate principal amount of the Prepayment Senior Notes exceeds $150,000,000 and (ii) increased up to the amount determined pursuant to clauses (a), (b) or (c) above, as appropriate, if the Borrower (x) issues equity securities, whether in the form of common or preferred stock, after January 21, 1994, but only by the amount of the net cash proceeds received by the Borrower for such equity securities, or
(y) meets or exceeds a Coverage Ratio of 1.1:1.0 for any of the following periods:





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

   Length of Period       End of Period
   ----------------       -------------

   9 months               June 30, 1994
   10 months              July 31, 1994
   11 months              August 31, 1994
   12 months              September 30, 1994
   12 months              October 31, 1994
   12 months              November 30, 1994
   12 months              December 31, 1994
   12 months              January 31, 1995
   12 months              February 28, 1995

; provided, however, that no such increase shall occur unless and until the Borrower has notified the Agent thereof, which notice, in the case of (y) above, the Borrower must give within 30 days of the end of the period for which it has met the Coverage Ratio in order for such increase to become effective."

1.2.  Section 5.1 of the Credit Agreement is amended to read in its entirety as follows:

   "5.1. Maximum Leverage Ratio. The Borrower shall achieve a ratio of (a) Total Liabilities to (b) Tangible Net Worth not in excess of the ratio set forth below:

   During Each Month
   Ending on the Date
   Set Forth Below      Maximum Ratio
   -----------------    -------------

   January 31, 1994       3.0:1.0
   February 28, 1994      3.0:1.0
   March 31, 1994         3.0:1.0
   April 30, 1994         3.0:1.0
   May 31, 1994           3.0:1.0
   June 30, 1994          3.0:1.0
   July 31, 1994          3.0:1.0
   August 31, 1994        3.0:1.0
   September 30, 1994     3.0:1.0
   October 31, 1994       3.0:1.0
   November 30, 1994      3.0:1.0
   December 31, 1994      3.0:1.0
   January 31, 1995       3.0:1.0
   February 28, 1995      3.0:1.0"

; provided, however, that the minimum required ratio as set forth in the amendment contained in this Section 1.2 for any month ending prior to the Effective Date shall be of no effect and not constitute a part of this Amendment.





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  1.3.  Clause (j) of Section 7.2 of the Credit Agreement is amended to read in its entirety as follows:

   "(j) Indebtedness in an aggregate outstanding principal amount not in excess of (i) $135,000,000 incurred under the Senior Notes Indenture and (ii) $190,000,000 incurred under the Prepayment Senior Notes Indenture;".

  SECTION 2.  Conditions Precedent.

  2.1. The amendments contained in Section 1 hereof shall become effective (the "Effective Date") if and when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower, the Agent, the Issuer and the Majority Lenders, and the Agent shall have additionally received all of the following documents, in form and substance (including the date thereof) satisfactory to the Agent and in sufficient original copies for each Lender:

  (a) Certified copies of the resolutions of the Board of Directors of the Borrower, evidencing authorization of the Borrower to enter into this Amendment and the documents, transactions and matters contemplated hereby;

  (b) A certificate of the Director of the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah as of a recent date attesting to the good standing of the Borrower;

  (c) A certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Amendment on behalf of the Borrower;

  (d) Copies of the Prepayment Senior Notes Indenture, in form and substance satisfactory to the Lenders, certified by a Responsible Officer of the Borrower as being true and correct as of the Effective Date;

  (e) A certificate, signed by a Responsible Officer of the Borrower, stating that the conditions specified in Section 2.2 hereof have been satisfied;

  (f) A certificate, signed by a Responsible Officer of the Borrower to the Agent, certifying that the Prepayment Debt Incurrence has been consummated; and

  (g) A notice from the Borrower stating that the Second Commitment Increase Event has occurred.

  2.2. The effectiveness of this Amendment is subject to the further conditions precedent that:

  (a) The execution and delivery by the Borrower of this Amendment are not enjoined, temporarily, preliminarily or permanently;





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  (b)  All costs and accrued and unpaid fees and expenses owing by the Borrower to the Agent or the Lenders, to the extent due and payable on or prior to the Effective Date, shall have been paid;

(c)  The following statements shall be true and correct on the Effective Date:

   (i) The representations and warranties of the Borrower in each Loan Document (after giving effect to this Amendment) and in this Amendment are correct and accurate on and as of the Effective Date, as though made on and as of the Effective Date; and

   (ii) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

provided, however, that the term "Default", when used in the preceding clause
(ii) and in Section 4.11(c) of the Credit Agreement is understood, solely for the purposes of this subsection (c), to exclude a Default resulting solely from the Borrower's incurrence of Indebtedness under the Prepayment Senior Notes and existing for no more than 60 days after the issuance of the Prepayment Senior Notes or, to the extent any notes issued pursuant to the Existing Financing Agreements cannot be prepaid because they were not held by the registered holder at the time requisite notice was given by the Borrower, for up to 75 days after such issuance.

  2.3. Section 3.2(c) of the Twelfth Amendment to the Revolving Credit Agreement, dated as of January 3, 1994, is hereby amended by adding to the end thereof a proviso identical to the proviso contained at the end of Section 2.2(c) of this Amendment.

  SECTION 3. Representations and Warranties. In order to induce the Lenders, the Issuer and the Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders, the Issuer and the Agent as follows:

  3.1. The execution, delivery and performance by the Borrower of this Amendment and each other document and instrument to be delivered hereunder:

  (a)  are within the Borrower's corporate powers;

  (b) have been duly authorized by all necessary corporate action, including, without limitation, the consent of shareholders where required;

  (c) do not and will not (i) contravene its Articles of Incorporation, by-laws or other comparable governing documents, (ii) violate any Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (iii) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of





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the Borrower, or (iv) result in the creation or imposition of any Lien upon any of the property of the Borrower; and

  (d) do not require the consent, authorization by, or approval of, or notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained and copies of which have been delivered to the Agent, each of which is in full force and effect.

  3.2.  This Amendment has been duly executed and delivered by the Borrower.

  3.3. This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

  3.4. The execution, delivery and performance by the Borrower of the Prepayment Senior Notes Indenture and the Prepayment Senior Notes, and each document and instrument to be executed and delivered pursuant to each of the foregoing:

  (a)  are within the Borrower's corporate powers;

  (b) will be, on the Effective Date, duly authorized by all necessary corporate action, including, without limitation, the consent of shareholders where required;

  (c) will not, on the Effective Date, (i) contravene its Articles of Incorporation, by-laws or other comparable governing documents, (ii) violate any Requirement of Law (including, without limitation, the Securities Act of 1933, as amended), or any order or decree of any court or Governmental Authority, (iii) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Borrower, except for any default under the Existing Financing Agreements arising solely as a result of the incurrence of the Indebtedness evidenced by the Prepayment Senior Notes or the failure to notify the holders of notes issued pursuant to the Existing Financing Agreements of such default thereunder, or (iv) result in the creation or imposition of any Lien upon any of the property of the Borrower; and

  (d) will not, on the Effective Date, require the consent, authorization by, or approval of, or notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained and copies of which have been delivered to the Agent, each of which is in full force and effect.

  SECTION 4.  Miscellaneous.

  4.1. This Amendment and the rights of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment





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shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

  4.2. Any legal action or proceeding with respect to this Amendment or any document related hereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Amendment, the Borrower hereby accepts, and submits to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

  4.3. Nothing contained in this Section 4 shall affect the right of the Agent, any Lender or any holder of a Note to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

  4.4. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Amendment, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

  4.5. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

  4.6. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.





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  4.7.  Except as expressly amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by an officer thereunto duly authorized, as of the date first above written.


                                  GENEVA STEEL COMPANY


                                   By: /s/ Dennis L. Wanlass
                                   ________________________
                                   Name: Dennis L. Wanlass
                                   Title: Vice President,
                                   Treasurer and Chief
                                   Financial Officer



                                   CITICORP USA, INC.,
                                   as Agent


                                  By: /s/ Keith R. Karako
                                  ________________________
                                  Name: Keith R. Karako
                                  Title: Vice President



                                  CITICORP USA, INC.,
                                  as Lender


                                  By: /s/ Keith R. Karako
                                  __________________________
                                  Name: Keith R. Karako
                                  Title: Vice President





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                          CITIBANK, N.A.,
                          as Issuer


                          By: /s/ Keith R. Karako
                          _________________________
                          Name: Keith R. Karako
                          Title: Vice President



                          BANK ONE, UTAH, N.A., as Lender



                          By: /s/ Stephen A. Cazier
                          _________________________
                          Name: Stephen A. Cazier
                          Title: Vice President



                          FIRST SECURITY BANK
                          OF UTAH, N.A., as Lender


                         By: /s/ Scott M. Eastwood
                         _________________________
                         Name: Scott M. Eastwood
                         Title: Vice President





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